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                                                                   EXHIBIT 23(e)



           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS



     We hereby consent to (i) the incorporation by reference in this Registration Statement on Form S-1, filed by American Exploration Company ("American") under the Securities Act of 1933, of information contained in our reserve report dated February 14, 1996, and our audit letter dated October 8, 1996, relating to the oil and gas reserves and revenue as of December 31, 1995, and as of June 30, 1996, respectively, of certain properties owned by American, which audit letter is incorporated by reference in this registration statement, and (ii) all references to such report, audit letter, and/or to this firm under the heading "Prospectus Summary -- Summary Reserve Data," "Business -- Reserves," and "Experts" incorporated by reference in this registration statement, and further consent to us being named as an expert therein.



                                            NETHERLAND, SEWELL & ASSOCIATES,
                                              INC.



                                            By: /s/  CLARENCE M. NETHERLAND
                                                -------------------------------


                                                Clarence M. Netherland


                                                Chairman



Dallas, Texas


October 31, 1996